Exhibit 99.1

NEWS RELEASE November 13, 2019

Tetra Tech Reports Record Fourth Quarter and Fiscal 2019 Results

•	Fourth quarter revenue $842 million, up 14% Y/Y

•	Fourth quarter adjusted net revenue $640 million, up 14% Y/Y

•	Backlog of $3.1 billion, up 16% Y/Y

•	Q4-19 EPS $0.21; Adjusted Q4-19 EPS $0.88, up 17% Y/Y

Pasadena, California. Tetra Tech, Inc. (NASDAQ: TTEK) today announced results for the fourth quarter and fiscal year ended September 29, 2019.

Fourth Quarter Results

Tetra Tech achieved record quarterly results with all-time highs for revenue, net revenue, and backlog. Revenue in the fourth quarter totaled $842 million, up 14% year-over-year. Revenue, net of subcontractor costs1 (net revenue), on an adjusted basis, in the fourth quarter was $640 million, up 14% year-over-year. EPS was $0.21 on a GAAP basis; adjusted EPS1 was $0.88, up 17% year-over-year. Backlog at the end of the quarter was a record $3.1 billion, up 16% year-over-year.

Quarterly Dividend and Share Repurchase Program

On November 11, 2019, Tetra Tech’s Board of Directors declared a $0.15 per share dividend payable on December 13, 2019 to stockholders of record as of December 2, 2019. In the fourth quarter, Tetra Tech repurchased $25 million of common stock. Additionally, as of September 29, 2019, the Company had $125 million remaining under the approved share repurchase program.

Fiscal Year Results

Revenue for fiscal 2019 totaled $3.1 billion and adjusted net revenue was $2.4 billion, up 5% and 9%, respectively, compared to the prior year. EPS was $2.84; on an adjusted basis, EPS totaled $3.17, up 20% compared to the previous year. Cash generated from operations of $209 million was a record, up 12% compared to the previous year.

Comments on Results

Tetra Tech’s Chairman and CEO, Dan Batrack, commented, “Tetra Tech had a strong finish to fiscal 2019 and reported record high annual revenue, EPS, backlog, and cash generated from operations. We continue to see strong broad-based demand for our high-end consulting and engineering services for critical water and environmental programs. Our growth was led by projects for U.S. state and local clients, which have increased organically at a double-digit rate for more than three years. In fiscal 2019, we took significant steps to further our strategy with expansion in the UK and the enhancement of our advanced analytics capabilities to support clients globally. Record orders received in the fourth quarter drove our backlog up 16% from the prior year to another all-time high. These results give us confidence in our long-term outlook, which is reflected in our guidance for fiscal 2020.”

1 Net revenue and adjusted EPS are non-GAAP financial measures which the Company believes provide valuable perspectives on its business results. Refer to Reconciliation of Revenue and Operating Results tables.

Business Outlook

The following statements are based on current expectations. These statements are forward-looking and the actual results could differ materially. These statements do not include the potential impact of transactions that may be completed or developments that become evident after the date of this release. The Business Outlook section should be read in conjunction with the information on forward-looking statements at the end of this release.

Tetra Tech expects diluted EPS for the first quarter of fiscal 2020 to range from $0.75 to $0.80. Net revenue for the first quarter is expected to range from $600 million to $640 million. For fiscal 2020, Tetra Tech expects diluted EPS to range from $3.35 to $3.55 and net revenue to range from $2.4 billion to $2.6 billion.

Webcast

Investors will have the opportunity to access a live audio-visual webcast and supplemental financial information concerning the fourth quarter and fiscal year 2019 results through a link posted on the Company’s website at tetratech.com on November 14, 2019 at 8:00 a.m. (PT).

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Reconciliation of Revenue and Operating Results (In thousands, except EPS data)

	Three Months Ended			Fiscal Year Ended
	Sep. 29, 2019	Sep. 30, 2018	% Y/Y	Sep. 29, 2019	Sep. 30, 2018	% Y/Y
Revenue	$841,502	$739,343	14%	$3,107,348	$2,964,148	5%
RCM / Claims	12,380	7,998		15,242	(3,623)
Adjusted Revenue	$853,882	$747,341	14%	$3,122,590	$2,960,525	5%
Subcontractors, less RCM	(213,706)	(183,672)		(716,468)	(751,863)
Adjusted Net Revenue	$640,176	$563,669	14%	$2,406,122	$2,208,662	9%

Operating income	$20,664	$43,285	(52)%	$188,762	$190,086	(1)%
Earn-out expense	1,557	3,643		3,085	5,753
RCM / Claims	13,702	14,898		19,633	17,030
Non-core dispositions	18,701	–		18,701	3,434
Acquisition / Integration	10,351	–		10,351	–
Adjusted operating income	$64,975	$61,826	5%	$240,532	$216,303	11%

EPS	$0.21	$0.51	(59)%	$2.84	$2.42	17%
Earn-out expense	0.02	0.05		0.04	0.08
RCM / Claims	0.18	0.19		0.26	0.22
Non-core dispositions	0.28	–		0.28	0.11
Acquisition / Integration	0.19	–		0.19	–
Non-recurring tax items	–	–		(0.44)	(0.19)
Adjusted EPS	$0.88	$0.75	17%	$3.17	$2.64	20%

In the fourth quarter of fiscal 2019, Tetra Tech incurred transaction and integration costs related to the acquisition of WYG, and recognized impairment charges related to the exit of our Canadian turn-key pipeline operations. In addition, subsequent to the end of our fiscal year, we received an arbitration decision in our favor on a project contracted for in the RCM segment where the work was substantially completed in prior years; the amount awarded was less than anticipated and, as a result, we incurred a non-cash charge.

About Tetra Tech

Tetra Tech is a leading provider of high-end consulting and engineering services for projects worldwide. With 20,000 associates working together, Tetra Tech provides clear solutions to complex problems in water, environment, infrastructure, resource management, energy, and international development.  We are Leading with Science® to provide sustainable and resilient solutions for our clients. For more information about Tetra Tech, please visit tetratech.com, follow us on Twitter (@TetraTech), or like us on Facebook.

CONTACTS:
Jim Wu, Investor Relations
Charlie MacPherson, Media & Public Relations
(626) 470-2844

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Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as "anticipate," "expect," "could," "may," "intend," "plan" and "believe," among others, generally identify forward-looking statements. These forward-looking statements are based on currently available operating, financial, economic and other information, and are subject to a number of risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. A variety of factors, many of which are beyond our control, could cause actual future results or events to differ materially from those projected in the forward-looking statements in this release, including but not limited to: continuing worldwide political and economic uncertainties; the U.S. Administration’s potential changes to fiscal policies; the cyclicality in demand for our overall services; the fluctuation in demand for oil and gas, and mining services; risks related to international operations; concentration of revenues from U.S. government agencies and potential funding disruptions by these agencies; dependence on winning or renewing U.S. government contracts; the delay or unavailability of public funding on U.S. government contracts; the U.S. government’s right to modify, delay, curtail or terminate contracts at its convenience; compliance with government procurement laws and regulations; credit risks associated with certain clients in certain geographic areas or industries; acquisition strategy and integration risks; goodwill or other intangible asset impairment; the failure to comply with worldwide anti-bribery laws; the failure to comply with domestic and international export laws; the failure to properly manage projects; the loss of key personnel or the inability to attract and retain qualified personnel; the ability of our employees to obtain government granted eligibility; the use of estimates and assumptions in the preparation of financial statements; the ability to maintain adequate workforce utilization; the use of the percentage-of-completion method of accounting; the inability to accurately estimate and control contract costs; the failure to adequately recover on our claims for additional contract costs; the failure to win or renew contracts with private and public sector clients; growth strategy management; backlog cancellation and adjustments; risks relating to cyber security breaches; the failure of partners to perform on joint projects; the failure of subcontractors to satisfy their obligations; requirements to pay liquidated damages based on contract performance; the adoption of new legal requirements; changes in resource management, environmental or infrastructure industry laws, regulations or programs; changes in capital markets and the access to capital; credit agreement covenants; industry competition; liability related to legal proceedings, investigations, and disputes; the availability of third-party insurance coverage; the ability to obtain adequate bonding; employee, agent, or partner misconduct; employee risks related to international travel; safety programs; conflict of interest issues; liabilities relating to reports and opinions; liabilities relating to environmental laws and regulations; force majeure events; protection of intellectual property rights; stock price volatility; the ability to impede a business combination based on Delaware law and charter documents; and other risks and uncertainties as may be described in Tetra Tech’s periodic filings with the Securities and Exchange Commission, including those described in the “Risk Factors” section of Tetra Tech’s Annual Report on Form 10-K for the year ended September 30, 2018, and Tetra Tech’s Quarterly Reports on Form 10-Q for fiscal year 2019, as well as in Tetra Tech’s other filings with the SEC. Readers should not place undue reliance on forward-looking statements since such information speaks only as of the date of this release. Tetra Tech does not intend to update forward-looking statements and expressly disclaims any obligation to do so.

Non-GAAP Financial Measures

To supplement the financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we present certain non-GAAP financial measures within the meaning of Regulation G under the Securities Exchange Act of 1934, as amended. We provide these non-GAAP financial measures because we believe they provide a valuable perspective on our financial results. However, non-GAAP measures have limitations as analytical tools and should not be considered in isolation and are not in accordance with, or a substitute for, GAAP measures. In addition, other companies may define non-GAAP measures differently which limits the ability of investors to compare non-GAAP measures of Tetra Tech to those used by our peer companies. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is included in this release.

 Tetra Tech, Inc.

 Consolidated Balance Sheets

 (unaudited - in thousands, except par value)

	September 29, 2019	September 30, 2018
Assets
Current assets:
Cash and cash equivalents	$120,732	$146,185
Accounts receivable - net	768,720	694,221
Contract assets	114,324	142,882
Prepaid expenses and other current assets	62,196	56,003
Income taxes receivable	15,770	11,089
Total current assets	1,081,742	1,050,380

Property and equipment - net	39,441	43,278
Investments in unconsolidated joint ventures	6,873	3,370
Goodwill	924,820	798,820
Intangible assets - net	16,440	16,123
Deferred income taxes	31,329	8,607
Other long-term assets	51,657	38,843
Total assets	$2,152,302	$1,959,421

Liabilities and Equity
Current liabilities:
Accounts payable	$206,609	$160,222
Accrued compensation	203,384	180,153
Contract liabilities	165,611	143,270
Income taxes payable	-	8,272
Current portion of long-term debt	12,572	12,599
Current contingent earn-out liabilities	24,977	13,633
Other current liabilities	145,792	99,944
Total current liabilities	758,945	618,093

Deferred income taxes	17,865	30,166
Long-term debt	263,949	264,712
Long-term contingent earn-out liabilities	28,015	21,657
Other long-term liabilities	94,064	57,693

Commitments and contingencies

Equity:
Preferred stock - authorized, 2,000 shares of $0.01 par value; no shares issued and outstanding at September 29, 2019 and September 30, 2018	-	-
Common stock - authorized, 150,000 shares of $0.01 par value; issued and outstanding, 54,565 and 55,349 shares at September 29, 2019 and September 30, 2018, respectively	546	553
Additional paid-in capital	78,132	148,803
Accumulated other comprehensive loss	(160,584)	(127,350)
Retained earnings	1,071,192	944,965
Tetra Tech stockholders' equity	989,286	966,971
Noncontrolling interests	178	129
Total stockholders' equity	989,464	967,100
Total liabilities and stockholders' equity	$2,152,302	$1,959,421

Tetra Tech, Inc.

 Consolidated Statements of Income

 (unaudited - in thousands, except per share data)

	Three Months Ended		Fiscal Year Ended
	September 29,	September 30,	September 29,	September 30,
	2019	2018	2019	2018
Revenue	$841,502	$739,343	$3,107,348	$2,964,148
Subcontractor costs	(213,809)	(186,601)	(717,711)	(763,414)
Other costs of revenue	(532,652)	(463,448)	(1,981,454)	(1,816,276)
Gross profit	95,041	89,294	408,183	384,458
Selling, general and administrative expenses	(55,214)	(43,867)	(200,230)	(190,120)
Acquisition and integration expenses	(10,351)	-	(10,351)	-
Contingent consideration - fair value adjustments	(1,057)	(2,142)	(1,085)	(4,252)
Impairment of goodwill	(7,755)	-	(7,755)	-
Income from operations	20,664	43,285	188,762	190,086
Interest expense	(4,019)	(3,927)	(13,626)	(15,524)
Income before income tax expense	16,645	39,358	175,136	174,562
Income tax expense	(5,112)	(10,545)	(16,375)	(37,605)
Net income	11,533	28,813	158,761	136,957
Net income attributable to noncontrolling interests	(7)	(11)	(93)	(74)
Net income attributable to Tetra Tech	$11,526	$28,802	$158,668	$136,883

Earnings per share attributable to Tetra Tech:
Basic	$0.21	$0.52	$2.89	$2.46
Diluted	$0.21	$0.51	$2.84	$2.42

Weighted-average common shares outstanding:
Basic	54,617	55,341	54,986	55,670
Diluted	55,618	56,349	55,936	56,598

Tetra Tech, Inc.

Consolidated Statements of Cash Flows

(unaudited - in thousands)

	Fiscal Year Ended
	September 29,	September 30,
	2019	2018
Cash flows from operating activities:
Net income	$158,761	$136,957
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	28,844	38,636
Equity in income of unconsolidated joint ventures, net of distributions	(25)	(568)
Amortization of stock-based awards	17,618	19,582
Deferred income taxes	(32,332)	(29,360)
Provision for doubtful accounts	16,964	7,167
Impairment of goodwill	7,755	-
Fair value adjustments to contingent consideration	1,085	4,252
Loss (gain) on sale of property and equipment	(232)	1,045

Changes in operating assets and liabilities, net of effects of business acquisitions and divestitures:
Accounts receivable and contract assets	(10,226)	(46,273)
Prepaid expenses and other assets	2,568	(12,638)
Accounts payable	39,011	(16,032)
Accrued compensation	18,359	27,492
Contract liabilities	(6,039)	15,228
Other liabilities	(16,929)	24,998
Income taxes receivable/payable	(16,669)	17,596
Cash settled contingent earn-out liability	-	(2,349)
Net cash provided by operating activities	208,513	185,733

Cash flows from investing activities:
Capital expenditures	(16,198)	(9,726)
Payments for business acquisitions, net of cash acquired	(84,159)	(68,256)
Proceeds from sale of assets and divested business, net	651	35,348
Net cash used in investing activities	(99,706)	(42,634)

Cash flows from financing activities:
Repayments on long-term debt	(415,491)	(485,946)
Proceeds from borrowings	417,262	401,965
Payments of contingent earn-out liabilities	(12,018)	(1,412)
Debt pre-payment costs	-	(1,737)
Repurchases of common stock	(100,000)	(75,000)
Stock options exercised	11,751	13,520
Dividends paid	(29,674)	(24,477)
Taxes paid on vested restricted stock	(6,893)	(8,871)
Net cash used in financing activities	(135,063)	(181,958)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,727)	(4,947)

Net decrease in cash, cash equivalents and restricted cash	(27,983)	(43,806)
Cash, cash equivalents and restricted cash at beginning of period	148,884	192,690
Cash, cash equivalents and restricted cash at end of period	$120,901	$148,884

Supplemental information:
Cash paid during the period for:
Interest	$12,310	$15,570
Income taxes, net of refunds received of $5.2 million and $2.5 million	$66,038	$49,842

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$120,732	$146,185
Restricted cash	169	2,699
Total cash, cash equivalents and restricted cash	$120,901	$148,884